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                                                                   Exhibit 10.17


                                                                  Execution Copy
                                                                  --------------

                              TRANSMONTAIGNE INC.
                      TRANSMONTAIGNE PRODUCT SERVICES INC.
                          TRANSMONTAIGNE PIPELINE INC.
                        TRANSMONTAIGNE TERMINALING INC.
                              2750 Republic Plaza
                             370 Seventeenth Street
                            Denver, Colorado  80202

                               AMENDMENT NO. 3 OF
                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT


                                                    As of June 29, 2001

FLEET NATIONAL BANK
 (formerly known as BankBoston, N.A.),
 as Agent under the Credit Agreement
 defined herein
100 Federal Street
Boston, Massachusetts 02110

Ladies and Gentlemen:

    Each of TransMontaigne Inc. (the "Company") and TransMontaigne Product
                                      -------
Services Inc., each a Delaware corporation, and TransMontaigne Pipeline Inc. and TransMontaigne Terminaling Inc., each an Arkansas corporation, hereby agrees with you as follows:

1.  Reference to Credit Agreement and Definitions.  Reference is made to the
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Fourth Amended and Restated Credit Agreement dated as of February 11, 2000, as amended by Amendment No. 1 thereto dated as of July 31, 2000 and as further amended by Amendment No. 2 thereto dated as of March 30, 2001 (as so amended, the "Credit Agreement"), among the Company, the Guarantors named therein, Fleet
     ----------------
National Bank (formerly known as BankBoston, N.A.), for itself and as Agent, Bank of America, N.A., for itself and as Documentation Agent, First Union National Bank, for itself and as Syndication Agent, and the other Lenders from time to time party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

2.  Recital.  The Company has advised the Lenders that it desires certain
    -------
amendments to the Credit Agreement in order to prepay principal with respect to certain outstanding indebtedness under the Master Shelf Agreement along with accrued interest and applicable make-whole amounts. The Required Lenders have agreed to amend the relevant provisions of the Credit Agreement.
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3.   Amendments.  Subject to the accuracy of the representations and warranties
     ----------
set forth in Section 4 hereof and satisfaction of the conditions set forth in
Section 5 hereof, the Credit Agreement is hereby amended, effective as of the date hereof, as follows:

     3.1. Section 6.10 of the Credit Agreement is amended by adding thereto a new Section 6.10.4 reading in its entirety as follows:

          6.10.4. So long as immediately before and after giving effect thereto no Default exists, the Company may make a prepayment of principal with respect to the Indebtedness under the Master Shelf Agreement in an amount not to exceed $25,000,000 (inclusive of any principal with respect to the Indebtedness under the Master Shelf Agreement prepaid pursuant to Section
     4.2.3 on or before July 6, 2001).

     3.2. Section 6.10 of the Credit Agreement is further amended by amending the last paragraph thereof to read in its entirety as follows:

           Notwithstanding Section 6.10.3, cash Distributions are not permitted under Section 6.10.3 unless, after giving effect to any such Distribution, the ratio (expressed as a percentage) of the Consolidated EBITDA of the Company and its Subsidiaries to Consolidated Fixed Charges of the Company and its Subsidiaries, in each case for the fiscal quarter in which such Distribution is proposed to occur, equals or exceeds 125%, as demonstrated in a certificate of the Company signed by a Financial Officer delivered to the Lenders prior to any such Distribution.

4.   Representations and Warranties.  In order to induce you to enter into this
     ------------------------------
Amendment, each of the Obligors hereby represents and warrants that each of the representations and warranties contained in Section 7 of the Credit Agreement is true and correct on the date hereof.

5.   Conditions to Effectiveness of Amendment.  Acceptance of the foregoing
     ----------------------------------------
amendments by the Required Lenders shall be subject, without limitation, to the conditions that (a) no Default or Event of Default under the Credit Agreement shall have occurred and be continuing, (b) Prudential and each other holder of Indebtedness issued under the Master Shelf Agreement shall have consented to the modifications of the Credit Agreement effected hereby upon terms satisfactory to the Agent, and (c) the Company shall have paid in full the outstanding Term Loan and Prudential and each other holder of Indebtedness issued under the Master Shelf Agreement shall have consented thereto. By their consent to this Amendment, the Required Lenders also consent to any amendment of the Master Shelf Agreement required to effect the foregoing.

6.   Required Lenders.  The Agent represents and warrants that it has received
     ----------------
consents to the foregoing amendments executed by the Required Lenders, in satisfaction of the requirements of Section 12.6 of the Credit Agreement.

7.   Miscellaneous.  This Amendment may be executed in any number of
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counterparts, which together shall constitute one instrument, shall be a Credit
Document, shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction) and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, including as such successors and assigns all holders of any Credit Obligation.

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     If the foregoing corresponds with your understanding of our agreement, please sign this letter and the accompanying copies thereof in the appropriate space below and return the same to the undersigned. This letter shall become a binding agreement among each of the Lenders and the Agent when both the Company and the Agent shall have one or more copies hereof executed by each of the Company and the Agent on behalf of the Required Lenders.


                            Very truly yours,

                            TRANSMONTAIGNE INC.


                            By /s/ Donald H. Anderson
                               ---------------------------------------------
                               Donald H. Anderson, President

                            TRANSMONTAIGNE PRODUCT SERVICES INC.
                            TRANSMONTAIGNE PIPELINE INC.
                            TRANSMONTAIGNE TERMINALING INC.


                            By /s/ Donald H. Anderson
                               ---------------------------------------------
                               Donald H. Anderson, Chief Executive Officer
                               of each of the foregoing corporations

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The foregoing Amendment is hereby agreed to:

FLEET NATIONAL BANK, as Agent under the Credit
 Agreement, on behalf of the Required Lenders


By: /s/  Terrence Ronan
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  Terrence Ronan, Managing Director

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